UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2023

WESTERN DIGITAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 Great Oaks Parkway San Jose, California	95119
(Address of Principal Executive Offices)	(Zip Code)

(408) 717-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	WDC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 to our Current Report on Form 8-K filed on February 1, 2023 (the “Original Form 8-K”) is filed solely to correct an inadvertent typo in the third sentence of the subsection titled “Conversion and Redemption” under “Item 1.01—Entry Into a Material Definitive Agreement” of the Original Form 8-K. No other changes have been made to the Original Form 8-K.

Item 1.01.	Entry Into a Material Definitive Agreement.

Investment Agreements

On January 31, 2023 (the “Closing Date”), Western Digital Corporation (the “Company”), entered into an Investment Agreement (the “Apollo Investment Agreement”) with AP WD Holdings, L.P., a Delaware limited partnership (“Apollo”), a copy of which is attached hereto as Exhibit 10.1, pursuant to which the Company issued and sold to Apollo 665,000 shares of the Company’s Series A Convertible Perpetual Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

On the Closing Date, the Company also entered into an Investment Agreement (the “Elliott Investment Agreement”) with Elliott Associates L.P., a Delaware limited partnership, and Elliott International L.P., a Cayman Islands limited partnership (collectively “Elliott”), a copy of which is attached hereto as Exhibit 10.2, pursuant to which the Company issued and sold to Elliott 235,000 shares of Preferred Stock (with Apollo and Elliott, and their respective affiliates, as applicable, collectively referred to as “Investor” or the “Investors”, and the Apollo Investment Agreement and Elliott Investment Agreement collectively referred to as the “Investment Agreements”). The 665,000 shares of Preferred Stock issued and sold to Apollo and the 235,000 shares of Preferred Stock issued and sold to Elliott, were purchased by the Investors for $665,000,000 and $235,000,000 respectively, for an aggregate purchase price of $900,000,000, or $1,000.00 per share (the “Series A Private Placements”). The Investors will receive a combination of structuring fees and reimbursement of expenses in an aggregate amount of $18,000,000.

In connection with the closing of the Investment Agreements (the “Closing”), the Company also filed the Certificate of Designations, Preferences and Rights of Series A Convertible Perpetual Preferred Stock, (the “Certificate of Designations”) with the Secretary of State of the State of Delaware on the Closing Date setting forth the terms, rights, obligations and preferences of the Preferred Stock, a copy of which is attached hereto as Exhibit 3.1.

The Preferred Stock will rank senior to other Company preferred shares unless such shares specify that they rank senior to the Preferred Stock and the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Preferred Stock will have an initial liquidation preference of $1,000 per share. Holders of the Preferred Stock will be entitled to a cumulative and compounding dividend at the rate of 6.25% per annum until the seven (7) year anniversary of the Closing Date; thereafter and until the ten (10) year anniversary of the Closing Date the dividend rate will be increased to 7.25% per annum; and from and after the ten (10) year anniversary of the Closing Date the dividend rate will be increased to 8.25% per annum. Such dividends will be payable on a quarterly basis in cash, in-kind through an increase to the liquidation preference (“Accrual Dividends”) or combination thereof at the Company’s sole option; provided that the Company will only have the option of Accrual Dividends to the extent the total Common Stock deemed issuable as an Accrual Dividend under The Nasdaq Stock Market LLC (“NASDAQ”) rules together with shares issuable upon conversion of the Preferred Stock does not exceed 19.9% of outstanding Common Stock immediately prior to the date of original issuance of the Preferred Stock (calculated in accordance with NASDAQ shareholder approval rules), and thereafter all dividends will be payable solely in cash (the “Company Liquidation Preference”).

Conversion and Redemption

The Preferred Stock will be convertible into Common Stock at an initial conversion price equal to $47.75 (the “Initial Conversion Price”), which represents a 25% premium over the volume-weighted average price per share (“VWAP”) of the Common Stock over the twenty (20) trading days immediately prior to the announcement of the Series A Private Placements. The Initial Conversion Price is subject to adjustment (i) for customary anti-dilution protections, (ii) in the event that the Company spins off its Flash Business (“SpinCo”, as defined in the Investment Agreements) in a transaction or series of transactions qualifying under Section 355 or 361 of the Internal Revenue Code (a “Spin-Off”) and (iii) in the event that the Company enters into certain transactions to effect a Spin-Off and subsequently sell, merge, or otherwise combine or transfer SpinCo with a third party (a “Subsequent Transaction”) (such adjusted Initial Conversion Price, the “Company Conversion Price”). In connection with a Subsequent Transaction, the Company Conversion Price will be determined by adjusting the conversion ratio in effect prior to a Spin-Off by the ratio of the average daily VWAP of Common Stock over the twenty (20) trading days immediately following but including the record date of the dividend associated with the Spin-Off (the “Average VWAP”) and SpinCo’s fair market value plus the Average VWAP, as specified in the Investment Agreements, provided that in the event the specified adjustment ratio is either greater than 0.625 or less than 0.45, such ratio will be deemed to be 0.625 and 0.45 respectively (the “Adjustment Limitations”). If the Company engages in a Spin-Off without a Subsequent Transaction, the Company Conversion Price will be adjusted in the same manner as described in the preceding sentence and one-third of the Preferred Stock will be exchanged for a similar class of preferred SpinCo stock, except that the Adjustment Limitations will not apply. In the event of a Subsequent Transaction, the Investors will not be entitled to receive shares of SpinCo in connection with the Subsequent Transaction.

The Preferred Stock will not be convertible by the Investors until after the earlier of (i) the closing of a Spin-Off and (ii) twelve (12) months following the Closing Date, unless the Company enters into a definitive agreement with respect to a Subsequent Transaction, then the twelve (12) month period will be extended until the earlier of the consummation of such Subsequent Transaction or the termination of the definitive agreement. Further, the Preferred Stock issued and sold to Apollo will not be convertible until the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or foreign investment approvals.

During any period, and notwithstanding any written notice of conversion submitted by Elliott to the Company as provided for in the Certificate of Designations, the Company will have no obligation to deliver any Common Stock to the extent that Elliott’s outstanding Common Stock, as would be outstanding immediately following the conversion, would be in excess of 4.99% of the Company’s outstanding Common Stock, which limitation can be waived by Elliott on sixty-one (61) days’ notice.

At any time after the three (3) year anniversary of the Closing Date, the Company will have the option to require that all or any portion of the then-outstanding shares of Preferred Stock of the series be converted into Common Stock at the then applicable conversion price if the closing price per Common Stock exceeds 150% of the Company Conversion Price for at least twenty (20) trading days in any period of thirty (30) consecutive trading days immediately prior to the Investors’ receipt of the conversion notice.

At any time after the seven (7) year anniversary of the Closing Date, the Company may redeem all or any portion of the outstanding Preferred Stock for an amount in cash equal to 110% of the Company Liquidation Preference (the “Optional Redemption Amount”) thereof plus accrued and unpaid dividends thereon, provided, that if a redemption notice is delivered, the Investor will retain its right to convert the Preferred Stock prior to redemption.

Upon the occurrence of a fundamental change of the Company, the Company will be obligated to offer to redeem all (but not less than all) of the Preferred Stock and, at the Company’s option, may make such redemption mandatory, in each case for a price in cash (the “Company Redemption Price”) equal to the greater of (a) the sum of (i) the Optional Redemption Amount plus (ii) accrued and unpaid dividends thereon, and (b) an amount the Investors would be entitled to receive if the Preferred Stock had been converted into Common Stock, in each case, before any distributions are made to holders of Common Stock and all other classes of junior capital stock of the Company and subject to the rights of the holders of any senior or parity capital stock of the Company and the rights of the Company’s existing and future creditors. The Company will also be required to redeem all of the then outstanding Preferred Stock at the Company Redemption Price in the event of a bankruptcy, liquidation, winding up or dissolution of the Company, out of assets legally available therefor and to the extent permitted by Delaware law.

Voting Rights

After the expiration or early termination of any applicable waiting period under the HSR Act, and receipt of any applicable foreign investment approvals, the Investors, as holders of the Preferred Stock, will be entitled to vote with the holders of the Common Stock on an as-converted basis on all matters and not as a separate class, except as required by Delaware law.

Restrictions on Transfer

The Investors have agreed to certain restrictions on transfer until the thirty six (36) month anniversary of the Closing Date, including that the Investors will not knowingly, after reasonable inquiry, make transfers of Preferred Stock (or Common Stock issuable on conversion of such Preferred Stock) to Company competitors or certain persons or entities that are or have been activist investors in the prior three (3) years. Such restrictions on transfers also include that, except in the case of insolvency proceedings, traditional underwritten transactions, or brokers’ transactions pursuant to Rule 144 or Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and until the thirty six (36) month anniversary of the Closing Date, the Investors will not knowingly, after reasonable inquiry, (i) make any transfers of Common Stock issued upon conversion of Preferred Stock to a person who would then beneficially own more than 5% of the Company’s outstanding Common Stock or (ii) make any transfers of Preferred Stock to existing beneficial owners of at least 3% of the Company’s outstanding Common Stock.

Additionally, for so long as Elliott beneficially owns Preferred Stock and/or Common Stock (in the aggregate and on an as-converted basis) equal to at least 25% of the shares they owned at the Closing, Elliott has agreed not to make any “short sale” (as defined in Rule 200 of Regulation SHO of the Securities Exchange Act of 1934 (“Regulation SHO”)) of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a “short sale” (as defined in Regulation SHO) of or the purpose of which is to offset the loss which results from a decline in the market price of, any shares of Preferred Stock or Common Stock, or otherwise establish or increase, directly or indirectly, a put equivalent position as defined in Rule 16a-1(h) of the Securities Exchange Act of 1934 (collectively, “Hedging Arrangements”) while Elliott’s net beneficial ownership is less than the Common Stock issuable to Elliott upon conversion of its Preferred Stock.

Additionally, Apollo has agreed not to enter into any Hedging Arrangements until the later of (i) six (6) months from the Closing Date and (ii) ninety (90) days following the date no Apollo director designee is serving on the Company’s board of directors (the “Board”) (and as of such time Apollo no longer has rights pursuant to the Apollo Investment Agreement to designate a director designee to the Board); provided that, to the extent the foregoing restrictions are applicable, in the event the Company enters into a definitive agreement with respect to a Subsequent Transaction within twelve (12) months of the Closing Date, the foregoing restrictions on Hedging Arrangements (other than those with respect to “short sales” (as defined in Regulation SHO)) will terminate nine (9) months after the entry into such definitive agreement.

Preemptive Rights

Under each Investment Agreement, from and after the twelve (12) month anniversary of the Closing Date until the Investor no longer beneficially owns Preferred Stock and/or Common Stock (in the aggregate and on an as-converted basis) equal to at least 50% of the shares it owned at the Closing, such Investor will have customary preemptive rights to participate in future issuances of certain securities and certain financings by the Company or its subsidiaries, subject to customary exceptions.

Standstill Restrictions

Following the Closing Date, Apollo will be subject to certain standstill provisions, including that it and its affiliates will be restricted, subject to certain exceptions, from acquiring additional shares of Common Stock or other equity securities of the Company until the later of (i) ninety (90) days following the date no Apollo director designee is serving on the Board (and as of such time Apollo no longer has rights pursuant to the Apollo Investment Agreement to designate a director designee to the Board) and (ii) the thirty six (36) month anniversary of the Closing Date.

Registration Rights Agreement

On the Closing Date, the Company entered into a Registration Rights Agreement, by and among the Company and the Investors, pursuant to which the Investors will have certain customary registration rights with respect to the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock, a copy of which is attached hereto as Exhibit 10.3 (the “Registration Rights Agreement”).

Amended and Restated Letter Agreement

On the Closing Date, the Company entered into an amended and restated letter agreement (the “Letter Agreement”), amending and restating that certain letter agreement between the Company and Elliott Investment Management L.P., a Delaware limited partnership (“Elliott IM”), dated June 7, 2022, and attached hereto as Exhibit 10.4.

Standstill Restrictions

By the terms of the Letter Agreement, Elliott IM has agreed to comply with certain standstill restrictions including that Elliot IM and its affiliates will be restricted from acquiring additional equity securities of the Company subject to certain exceptions and except to the extent that the acquisition of equity of the Company would not reasonably be expected to prevent the Company from obtaining a “will” level tax opinion that the Subsequent Transaction or Spin-Off would not be taxable pursuant to Section 355(e) of the Internal Revenue Code. Such standstill restrictions are to extend until the one (1) year anniversary of the Closing Date, provided that if the Company enters into a definitive agreement with respect to a Subsequent Transaction before such date, the standstill restrictions will be extended to the earlier of the consummation or termination of the definitive agreement with respect to such Subsequent Transaction and the day following the Company’s 2024 annual stockholder meeting. Notwithstanding, Elliott IM and its affiliates will be subject to the standstill restrictions from the date an Elliott Director (as defined below) joins the Board and until the forty fifth (45th) day after there is no Elliott Director serving on the Board.

Board Representation

Under the Letter Agreement, prior to the Company’s 2025 annual stockholder meeting and for so long as certain conditions, including compliance with customary Company policies and applicable legal requirements and a minimum holding condition, are met, Elliott IM will have the right to select an individual for appointment to the Board (the “Elliott Director”) who will be an individual acceptable to the Company (with the Company’s consent not to be unreasonably withheld, conditioned, or delayed). If an Elliott Director is unable or unwilling to serve as a director, resigns as a director, is removed as a director or ceases to be a director for any other reason prior to the Company’s 2025 annual stockholder meeting, subject to certain conditions, including compliance with customary Company policies and applicable legal requirements and a minimum holding condition, being satisfied, Elliott and the Company will appoint a substitute director to the Board to be mutually agreed upon between Elliott and the Company.

The foregoing description of the Preferred Stock, Certificate of Designations, the Apollo Investment Agreement, Elliott Investment Agreement, Letter Agreement, Registration Rights Agreement and the transactions contemplated thereby is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements, copies of which are attached to this Current Report on Form 8-K as Exhibit 3.1, Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information regarding the Series A Private Placements set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. Each of the Series A Private Placements will be undertaken in reliance upon an exemption from the registration requirements of Section 4(a)(2) of the Securities Act. The Preferred Stock issued pursuant to the Investment Agreements and the Common Stock issuable upon conversion of the Preferred Stock may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Apollo Investment Agreement, the Board increased the size of the Board to nine (9) directors and appointed one (1) individual designated by Apollo to serve as a member of the Board.

Per the terms of the Apollo Investment Agreement, for so long as Apollo beneficially holds shares of Preferred Stock and/or Common Stock that represent, in the aggregate and on an as-converted basis, at least 50% of the Common Stock beneficially owned by Apollo, on an as converted basis, as of the Closing Date, then Apollo will continue to have the right to nominate and appoint one (1) person for election to the Board. At any time that (a) no Apollo director designee is serving on the Board and (b) Apollo holds Preferred Stock and/or Common Stock that represent, in the aggregate and on an as-converted basis, at least 25% of the Common Stock beneficially owned by Apollo, on an as-converted basis, as of the Closing Date, Apollo will have the right to appoint a non-voting observer to attend all Board and committee meetings.

Pursuant to the Apollo Investment Agreement, Reed B. Rayman was appointed to serve as a member of the Board effective immediately following the Closing.

Each director designee appointed by Apollo, including Mr. Rayman, will receive compensation for his or her services as director in accordance with the Company’s standard compensation program for non-employee directors, which is summarized in the “Director Compensation” section of the Company’s Proxy Statement, as filed with the Securities and Exchange Commission (the “SEC”) on October 3, 2022. In accordance with the Company’s customary practice, the Company will also enter into its standard form of indemnity agreement with Mr. Rayman, which agreement is filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on November 8, 2002.

Mr. Rayman is a Private Equity Partner at Apollo, a leading global alternative investment manager, where he has worked since 2010. Mr. Rayman previously was employed by Goldman, Sachs & Co. in both its Industrials Investment Banking and Principal Strategies groups from 2008 to 2010. Mr. Rayman also serves on the boards of directors of Yahoo! Inc. (of which he is the Chairman), ADT Inc., Shutterfly, Edgio, Coinstar, Careerbuilder and EcoATM. Mr. Rayman holds a B.A. in Economics from Harvard University.

Except as described in this Current Report on Form 8-K, there are no transactions between Mr. Rayman and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware to establish and fix the terms of the Preferred Stock. The Certificate of Designations became effective upon filing. The information in Item 1.01 above is incorporated by reference into this Item 5.03.

Item 7.01	Regulation FD Disclosure

On the Closing Date, the Company issued a press release relating to the Series A Private Placements which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1*	Certificate of Designations, Preferences and Rights of Series A Convertible Perpetual Preferred Stock.

10.1*	Investment Agreement, dated January 31, 2023, by and between Western Digital Corporation and AP WD Holdings, L.P.#

10.2*	Investment Agreement, dated January 31, 2023, by and among Western Digital Corporation, Elliott Associates, L.P. and Elliott International, L.P.#

10.3*	Registration Rights Agreement, dated January 31, 2023, by and among Western Digital Corporation, AP WD Holdings, L.P, Elliott Associates, L.P. and Elliott International, L.P.

10.4*	Amended and Restated Letter Agreement, dated January 31, 2023 by and between Western Digital Corporation and Elliott Investment Management L.P.

99.1*	Press Release of Western Digital Corporation, dated January 31, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#

As permitted by Regulation S-K, Item 601(b)(10)(iv)of the Securities Exchange Act of 1934, as amended, certain confidential portions of this exhibit have been redacted from the publicly filed document.

*	Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation
(Registrant)

By :	/s/ Michael C. Ray
Michael C. Ray
Executive Vice President, Chief Legal Officer and Secretary

Date: February 7, 2023